Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Dan Campbell, Treasurer & IR Officer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Reports Third Quarter 2009 Financial Results

DENVER—November 9, 2009—MarkWest Energy Partners, L.P. (NYSE: MWE) (the Partnership) today reported cash available for distribution to common unitholders, or distributable cash flow (DCF), of $40.3 million for the three months ended September 30, 2009, and $129.2 million for the nine months ended September 30, 2009.  DCF for the three months and nine months ended September 30, 2009, represents 95 percent and 110 percent coverage, respectively, of the cash distributions declared for those periods.  As a Master Limited Partnership, cash distributions to common unitholders are largely determined based on DCF.  A reconciliation of DCF to net income (loss) attributable to the Partnership, the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported Adjusted EBITDA of $60.5 million for the three months ended September 30, 2009, and $202.3 million for the nine months ended September 30, 2009.  MarkWest believes the presentation of Adjusted EBITDA is useful to investors because it is commonly used by master limited partnerships in the midstream natural gas industry to gauge the performance of ongoing business operations.  A reconciliation of Adjusted EBITDA to net income (loss) attributable to the Partnership, the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported income (loss) before provision for income tax for the three months and nine months ended September 30, 2009, of $12.5 million and $(115.1) million, respectively.  Income (loss) before provision for income tax includes non-cash costs associated with the mark-to-market of derivative instruments of $7.7 million and $(147.2) million for the three and nine months ended September 30, 2009, respectively.

“Our third quarter financial results keep us firmly on track to achieve our distributable cash flow objectives for 2009,” said Frank Semple, Chairman, President and Chief Executive Officer of MarkWest.  “I am very pleased with our ability to strengthen our balance sheet, maintain our distribution, and continue to deliver on our strategic growth projects in some of the most exciting resource plays in the U.S.

“During 2009 we have improved our liquidity by approximately $700 million through a combination of capital market transactions, joint ventures, and the divestiture of the steam methane reformer facility.  This incremental liquidity funds our share of the Partnership’s 2009 and 2010 growth capital projects in the Marcellus, Woodford, Haynesville, and Granite Wash.  These high-quality midstream projects are driving higher volumes in our core operating areas and will further strengthen our market presence in and cash flow from these long-term, economic plays.  In 2009 we continued to expand our NGL operations and marketing presence in Appalachia by adding 140 million cubic feet per day of gas processing capacity and 9,500 barrels per day of fractionation capacity. During the second and third quarter we stored approximately 450,000 barrels of propane, which will be sold in the winter months.

“Our decision to raise additional equity capital to pre-fund our growth capital projects, coupled with our seasonal increase in propane inventory, impacted our distribution coverage ratio for the third quarter.  However, the midpoint of our revised 2009 full-year distributable cash flow guidance continues to provide for a coverage ratio of greater than 1.1 times our current annualized distribution per unit. Most importantly, we continue to deliver on our key priorities of providing quality customer service, maintaining a strong balance sheet, and achieving our long-term distribution growth objectives.”

THIRD QUARTER 2009 HIGHLIGHTS

Business Development

•                  Liberty — In September 2009, MarkWest Liberty announced that it reached definitive agreements with Chesapeake Appalachia, L.L.C. and Statoil Natural Gas L.L.C. to process gas at MarkWest Liberty’s new Majorsville processing plant.  The gas produced by Chesapeake and Statoil will be gathered by Columbia Gas Transmission using its infrastructure.  Columbia will deliver the gas to MarkWest Liberty’s Majorsville processing plant, which will be located adjacent to Columbia’s existing Majorsville compressor station.  The hydrocarbon liquids produced at the Majorsville plant will be connected via pipeline to MarkWest Liberty’s Houston, Pennsylvania processing complex.  MarkWest Liberty plans to install an approximate 37,000 barrel per day fractionation facility at the Houston complex, as well as transportation, storage, and marketing infrastructure, to sell the hydrocarbon liquids into high-value markets in the northeastern United States.

•                  Gulf Coast — In September 2009, MarkWest announced the closing of the sale of its steam methane reformer (SMR) facility currently being constructed at its Javelina processing facility in Corpus Christi, Texas for proceeds of approximately $73.1 million.  Under the terms of the purchase and sale agreement, Air Products and Chemicals, Inc. will complete the construction of the SMR, which is expected to be on-stream in March 2010.  In conjunction with the purchase and sale agreement, the companies executed a long-term supply agreement whereby Air Products will provide hydrogen and steam to MarkWest.  The hydrogen produced by the SMR facility, together with hydrogen generated by the Javelina plant, will be sold to MarkWest’s existing refinery customers.

•                  Liberty — Effective November 1, 2009, MarkWest executed an agreement to amend the MarkWest Liberty Midstream & Resources joint venture.  Under the terms of the amended agreement, M&R will invest an additional $150 million in 2010.  After M&R has contributed the additional $150 million, MarkWest will contribute the majority of the future required capital until MarkWest has invested 51 percent of the joint venture’s total capital.  MarkWest and M&R will maintain a 60 / 40 percent respective ownership interest until January 1, 2011, at which time the ownership percentages will be adjusted to 51 / 49 percent, respectively.

Financial Results

Balance Sheet

•                  At September 30, 2009, the Partnership’s available liquidity was $417.6 million, comprised of $65.3 million of cash and cash equivalents and $352.3 million available for borrowing under the $435.6 million revolving credit facility after consideration of $31.5 million of outstanding letters of credit.

•                  In the third quarter of 2009, the Partnership completed a public equity offering of approximately 6.0 million common units and used the net proceeds from the offering of approximately $121.0 million to repay borrowings under its revolving credit facility and to fund a portion of its 2009 growth capital program.

•                  In the third quarter of 2009, the Partnership received the second and final payment of $31.25 million from ArcLight in satisfaction of ArcLight’s obligation related to the acquisition of a 50 percent equity interest in the Arkoma Connector Pipeline.  In addition, the Partnership received approximately $73.1 million related to the divestiture of the SMR described above.

Operating Results

•                  Segment operating income for the three months ended September 30, 2009, was $83.4 million, a decrease of $20.7 million when compared to segment operating income of $104.1 million in the same period in 2008.  This decrease is primarily attributable to significantly lower commodity prices compared to the prior year quarter, which was offset, in part, by higher volumes in the Southwest, Northeast, and Liberty segments and the benefit of processing capacity expansions and upgrades in the Southwest and Northeast segments that were completed in 2008.

•                  Segment operating income does not include realized gains or losses on derivative instruments.  Realized losses on derivative instruments were $6.0 million in the third quarter of 2009 compared to realized losses on derivative instruments of $14.8 million in the third quarter of 2008.

Growth Capital Expenditures

•                  For the three months and nine months ended September 30, 2009, combined growth capital expenditures and equity investments were $66.9 million and $389.6 million, respectively.  Growth capital expenditures for the nine months ended September 30, 2009, were funded, in part, through net proceeds of approximately $265 million related to capital contributions from the Partnership’s existing joint venture partners and proceeds from the divestiture of the SMR facility.

2009 DCF AND GROWTH CAPITAL FORECAST

For 2009, the Partnership forecasts DCF in a range of $170 million to $180 million.  This range provides for approximately 106 percent to 113 percent coverage of the Partnership’s full-year distribution based on current quarterly distributions and common units outstanding.

The Partnership’s 2009 growth capital expenditures are forecasted at approximately $465 million, of which MarkWest anticipates approximately $310 million will be funded through a combination of capital contributions from the Partnership’s existing joint venture partners and proceeds from the divestiture of the SMR facility.  As a result, MarkWest’s share of growth capital expenditures for 2009 will be approximately $155 million.  Maintenance capital for 2009 is forecasted in a range of $5 million to $10 million.

2010 DCF AND GROWTH CAPITAL FORECAST

For 2010, the Partnership forecasts DCF in a range of $170 million to $210 million based on current forward price estimates for crude oil and natural gas and a return to historical price relationships between crude oil and NGLs in the third quarter of 2010.  This range provides for approximately 100 percent to 124 percent coverage of the Partnership’s full-year distribution based on current quarterly distributions and common units outstanding.  A sensitivity analysis for forecasted 2010 DCF is provided within the tables of this press release.

Growth capital expenditures for 2010 are forecasted at $480 million, of which MarkWest anticipates approximately $180 million will be funded through capital contributions from the Partnership’s existing joint venture partners.  As a result, MarkWest’s share of growth capital expenditures for 2010 is estimated at approximately $300 million.  Maintenance capital for 2010 is currently forecasted in a range of $10 million to $15 million.

CONFERENCE CALL

The Partnership will host a conference call and webcast on Tuesday, November 10, 2009, at 4:00 p.m. Eastern Time to review its third quarter 2009 financial results.  Interested parties can participate in the call by dialing (888) 469-1569, passcode “MarkWest”, approximately ten minutes prior to the scheduled start time.  To access the webcast, please visit the Investor Relations section of the Partnership’s website at www.markwest.com.  A replay of the conference call will be available on the MarkWest website or by dialing (888) 566-0569 (no passcode required).

###

MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2008, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.

MarkWest Energy Partners, L.P.

Financial Statistics

(unaudited, in thousands, except per unit data)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Statement of Operations Data
Revenue:
Revenue	$207,933	$303,560	$576,300	$866,760
Derivative gain (loss)	9,758	262,811	(65,173)	(96,030)
Total revenue	217,691	566,371	511,127	770,730

Operating expenses:
Purchased product costs	91,086	171,539	274,052	479,747
Derivative loss (gain) related to purchased product costs	7,816	67,574	39,954	(11,520)
Facility expenses	30,165	28,213	93,945	75,641
Derivative loss related to facility expenses	1,347	1,748	122	1,395
Selling, general and administrative expenses	15,477	15,331	46,265	54,406
Depreciation	25,264	17,510	69,621	48,533
Amortization of intangible assets	10,193	10,732	30,638	28,050
Other operating expenses	689	38	1,579	106
Impairment of long-lived assets	—	—	5,855	5,009
Total operating expenses	182,037	312,685	562,031	681,367

Income (loss) from operations	35,654	253,686	(50,904)	89,363
Other income (expense):
Earnings (loss) from unconsolidated affiliates	169	(196)	1,260	1,932
Interest expense	(23,440)	(18,928)	(63,964)	(47,527)
Amortization of deferred financing costs and discount (a component of interest expense)	(3,091)	(1,080)	(6,528)	(7,287)
Derivative gain related to interest expense (1)	2,265	—	2,265	—
Other income, net	925	1,322	2,747	4,640
Income (loss) before provision for income tax	12,482	234,804	(115,124)	41,121

Provision for income tax (benefit) expense:
Current	(46)	7,544	6,530	22,876
Deferred	624	40,592	(34,693)	(6,414)
Total provision for income tax	578	48,136	(28,163)	16,462

Net income (loss)	11,904	186,668	(86,961)	24,659

Net (income) loss attributable to non-controlling interest	(3,624)	(122)	(1,914)	3,271

Net income (loss) attributable to the Partnership	$8,280	$186,546	$(88,875)	$27,930

Net income (loss) attributable to the Partnership’s common unitholders:
Basic	$0.13	$3.24	$(1.52)	$0.55
Diluted	$0.13	$3.24	$(1.52)	$0.55

Weighted average number of outstanding common units:
Basic	63,026	56,635	59,168	49,123
Diluted	63,026	56,635	59,168	49,127

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$33,018	$52,174	$147,865	$216,132
Investing activities	(78,890)	(189,341)	(404,687)	(648,794)
Financing activities	54,723	(36,233)	318,807	499,880

Other Financial Data
Distributable cash flow	$40,343	$45,353	$129,196	$156,737
Adjusted EBITDA	$60,470	$80,089	$202,250	$230,291

	September 30, 2009	December 31, 2008
Balance Sheet Data
Working capital	$35,649	$51,237
Total assets	2,896,263	2,673,054
Total debt	1,160,498	1,172,965
Total partners’ capital	1,397,445	1,207,759

(1) In July 2009, the Partnership entered into interest rate swap contracts. The fair value of these contracts is included as an asset or liability in Fair value of derivative instruments in the Condensed Consolidated Balance Sheets. Changes in the fair value of interest rate swaps are recorded in Derivative gain related to interest expense in the Condensed Consolidated Statements of Operations.

MarkWest Energy Partners, L.P.

Operating Statistics

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008
Southwest
East Texas
Gathering systems throughput (Mcf/d)	455,100	441,800	456,700	431,700
NGL product sales (gallons)	66,996,400	49,422,700	180,059,000	140,777,800

Oklahoma
Foss Lake gathering system throughput (Mcf/d)	82,200	94,200	89,300	97,800
Stiles Ranch gathering system throughput (Mcf/d) (1)	87,800	N/A	90,700	N/A
Grimes gathering system throughput (Mcf/d)	9,400	13,400	10,100	13,400
Arapaho NGL product sales (gallons)	33,723,900	20,327,200	92,854,000	62,487,300
Southeast Oklahoma gathering systems throughput (Mcf/d)	389,100	282,500	403,700	247,000
Arkoma Connector Pipeline throughput (Mcf/d) (2)	229,000	N/A	229,000	N/A

Other Southwest
Appleby gathering system throughput (Mcf/d)	44,200	58,200	50,200	60,700
Other gathering systems throughput (Mcf/d) (3)	10,500	12,000	10,700	11,100

Northeast
Appalachia (4)
Natural gas processed (Mcf/d)	197,200	202,900	197,700	201,300

Keep-whole sales (gallons)	26,668,300	27,482,700	104,381,200	96,335,000
Percent-of-proceeds sales (gallons)	23,858,400	13,772,300	69,922,200	35,142,100
Total NGL product sales (gallons) (5)	50,526,700	41,255,000	174,303,400	131,477,100

Michigan
Crude oil transported for a fee (Bbl/d)	12,100	13,000	12,400	13,500

Liberty (6)
Gathering systems throughput (Mcf/d)	56,100	N/A	44,500	N/A
NGL product sales (gallons)	10,558,900	N/A	18,995,200	N/A

Gulf Coast
Javelina
Refinery off-gas processed (Mcf/d)	127,800	120,100	119,000	123,400
Liquids fractionated (Bbl/d)	24,500	24,200	23,200	24,700

(1)	We acquired the Stiles Ranch gathering system in August 2008, and completed construction of a 60-mile pipeline connecting the system to our Arapaho processing plants in November 2008.
(2)	We began commercial operation of the Arkoma Connector Pipeline in July 2009.
(3)	Excludes lateral pipelines where revenue is not based on throughput.
(4)	Includes throughput from the Kenova, Cobb, and Boldman processing plants.
(5)

Represents sales at the Siloam fractionator. Total NGL product sales for 2009 excludes 6.6 million gallons and 13.1 million gallons for the three months and nine months ended September 30, 2009, respectively, that were sold by the Northeast segment on behalf of the Liberty segment.

(6)	We began natural gas gathering and processing operations in the Marcellus Shale in October 2008.

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to GAAP Financial Measure

(unaudited, in thousands)

	Southwest	Northeast	Liberty	Gulf Coast	Total
Three months ended September 30, 2009:
Revenue	$123,792	$55,554	$12,790	$15,797	$207,933

Operating expenses:
Purchased product costs	53,425	34,506	3,155	—	91,086
Facility expenses	17,893	4,832	3,435	3,869	30,029
Total operating expenses before items not allocated to segments	71,318	39,338	6,590	3,869	121,115

Portion of operating income attributable to non-controlling interests	980	—	2,470	—	3,450
Operating income before items not allocated to segments	$51,494	$16,216	$3,730	$11,928	$83,368

	Southwest	Northeast	Liberty (1)	Gulf Coast	Total
Three months ended September 30, 2008:
Revenue	$192,675	$82,418	$—	$28,467	$303,560

Operating expenses:
Purchased product costs	120,208	51,331	—	—	171,539
Facility expenses	16,670	6,172	—	5,085	27,927
Operating income before items not allocated to segments	$55,797	$24,915	$—	$23,382	$104,094

(1) The Partnership began construction in the Liberty segment in May 2008 and operations commenced in October 2008.

	Three months ended September 30,
	2009	2008

Operating income before items not allocated to segments	$83,368	$104,094
Portion of operating income attributable to non-controlling interests	3,450	—
Derivative gain not allocated to segments	595	193,489
Compensation expense included in facility expenses not allocated to segments	(243)	(286)
Facility expenses elimination	107	—
Selling, general and administrative expenses	(15,477)	(15,331)
Depreciation	(25,264)	(17,510)
Amortization of intangible assets	(10,193)	(10,732)
Other operating expenses	(689)	(38)
Income from operations	35,654	253,686
Other income (expense):
Earnings (loss) from unconsolidated affiliates	169	(196)
Interest expense	(23,440)	(18,928)
Amortization of deferred financing costs and discount (a component of interest expense)	(3,091)	(1,080)
Derivative gain related to interest expense	2,265	—
Other income, net	925	1,322
Income before provision for income tax	$12,482	$234,804

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to GAAP Financial Measure

(unaudited, in thousands)

	Southwest	Northeast	Liberty	Gulf Coast	Total
Nine months ended September 30, 2009:
Revenue	$339,967	$165,765	$29,510	$41,058	$576,300

Operating expenses:
Purchased product costs	150,456	117,540	6,056	—	274,052
Facility expenses	55,703	14,796	10,557	12,303	93,359
Total operating expenses before items not allocated to segments	206,159	132,336	16,613	12,303	367,411

Portion of operating income attributable to non-controlling interests	1,007	—	4,113	—	5,120
Operating income before items not allocated to segments	$132,801	$33,429	$8,784	$28,755	$203,769

	Southwest	Northeast	Liberty (1)	Gulf Coast	Total
Nine months ended September 30, 2008:
Revenue	$536,563	$251,115	$—	$79,082	$866,760

Operating expenses:
Purchased product costs	322,370	157,377	—	—	479,747
Facility expenses	45,189	16,161	—	13,341	74,691
Operating income before items not allocated to segments	$169,004	$77,577	$—	$65,741	$312,322

(1) The Partnership began construction in the Liberty segment in May 2008 and operations commenced in October 2008.

	Nine months ended September 30,
	2009	2008

Operating income before items not allocated to segments	$203,769	$312,322
Portion of operating income attributable to non-controlling interests	5,120	—
Derivative loss not allocated to segments	(105,249)	(85,905)
Compensation expense included in facility expenses not allocated to segments	(801)	(950)
Facility expenses elimination	215	—
Selling, general and administrative expenses	(46,265)	(54,406)
Depreciation	(69,621)	(48,533)
Amortization of intangible assets	(30,638)	(28,050)
Other operating expenses	(1,579)	(106)
Impairment of long-lived assets	(5,855)	(5,009)
(Loss) income from operations	(50,904)	89,363
Other income (expense):
Earnings from unconsolidated affiliates	1,260	1,932
Interest expense	(63,964)	(47,527)
Amortization of deferred financing costs and discount (a component of interest expense)	(6,528)	(7,287)
Derivative gain related to interest expense	2,265	—
Other income, net	2,747	4,640
(Loss) income before provision for income tax	$(115,124)	$41,121

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Distributable Cash Flow

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Net income (loss) attributable to the Partnership	$8,280	$186,546	$(88,875)	$27,930
Depreciation, amortization, impairment, and other non-cash operating expenses	36,224	28,358	107,927	81,932
Amortization of deferred financing costs	3,091	1,080	6,528	7,287
Non-cash (earnings) loss from unconsolidated affiliates	(169)	196	(1,260)	(1,932)
(Contributions to) distributions from unconsolidated affiliates	(1,451)	1,875	(6,435)	5,445
Starfish partial insurance settlement	3,293	—	3,293	—
Non-cash compensation expense	723	2,869	3,342	11,430
Non-cash derivative activity	(7,667)	(208,267)	147,240	36,802
Provision for income tax - deferred	624	40,592	(34,693)	(6,414)
Adjustment for non-controlling interest of consolidated subsidiaries	394	—	(2,552)	—
Other	(695)	(5,733)	(24)	(1,149)
Maintenance capital expenditures	(2,304)	(2,163)	(5,295)	(4,594)
Distributable cash flow allocable to common units	$40,343	$45,353	$129,196	$156,737

Maintenance capital expenditures	$2,304	$2,163	$5,295	$4,594
Growth capital expenditures, equity investments, and acquisitions	66,861	187,248	389,642	380,625
Total capital expenditures, equity investments, and acquisitions	$69,165	$189,411	$394,937	$385,219

Distributable cash flow allocable to common units	$40,343	$45,353	$129,196	$156,737
Maintenance capital expenditures	2,304	2,163	5,295	4,594
Changes in receivables and other assets	(20,108)	(20,409)	(15,087)	(12,039)
Changes in accounts payable, accrued liabilities and other long-term liabilities	10,159	18,366	17,893	78,971
Derivative instrument premium payments, net of amortization	1,517	665	4,151	(13,683)
Contributions to unconsolidated affiliates	1,451	—	6,435	—
Starfish partial insurance settlement	(3,293)	—	(3,293)	—
Other	645	6,036	3,275	1,552
Net cash provided by operating activities	$33,018	$52,174	$147,865	$216,132

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA

(unaudited, in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2009	2008	2009	2008

Net income (loss) attributable to the Partnership	$8,280	$186,546	$(88,875)	$27,930
Non-cash compensation expense	723	2,869	3,342	11,430
Non-cash derivative activity	(7,667)	(208,267)	147,240	36,802
Interest expense	26,531	20,008	70,492	54,814
Depreciation, amortization, impairment, and other non-cash operating expenses	36,224	28,358	107,927	81,932
Provision for income tax	578	48,136	(28,163)	16,462
Adjustment for cash flow from unconsolidated investments	(169)	2,439	(282)	4,314
Adjustment for non-controlling interest of consolidated subsidiaries	(4,030)	—	(9,431)	(3,393)
Adjusted EBITDA	$60,470	$80,089	$202,250	$230,291

MarkWest Energy Partners, L.P.

Distributable Cash Flow Sensitivity Analysis

(unaudited, in millions)

MarkWest periodically estimates the effect on DCF resulting from its hedge program, changes in crude oil and natural gas prices, and the correlation of natural gas liquids (NGL) prices to crude oil.  The table below reflects MarkWest’s estimate of the range of DCF for 2010 at the noted crude oil prices.  The analysis assumes various combinations of crude oil prices and the ratio of crude oil to gas based on three NGL correlation scenarios, including:

a.               The historical average NGL correlation to crude over the past three years.

b.              One standard deviation above the historical average NGL correlation to crude over the past three years.

c.               One standard deviation below the historical average NGL correlation to crude over the past three years.

The analysis further assumes derivative instruments outstanding as of November 6, 2009, and production volumes estimated through December 31, 2010.

The range of stated hypothetical changes in commodity prices considers current and historic market performance.  During the past 10 years, the annual average NGL correlation has ranged between one standard deviation below the historical average and one standard deviation above the historical average.

Estimated Range of 2010 DCF

		Crude Oil to Gas Ratio
Crude Oil Price	NGL Correlation	16:1	14:1	12:1	10:1	8:1

$90	One standard deviation above historical average	$272	$267	$261	$253	$241
	Historical average	$228	$224	$218	$209	$206
	One standard deviation below historical average	$185	$181	$180	$174	$146

$80	One standard deviation above historical average	$252	$248	$243	$236	$225
	Historical average	$214	$210	$204	$197	$192
	One standard deviation below historical average	$175	$172	$171	$164	$141

$70	One standard deviation above historical average	$236	$232	$228	$222	$212
	Historical average	$202	$199	$194	$187	$183
	One standard deviation below historical average	$169	$165	$164	$158	$138

$60	One standard deviation above historical average	$220	$217	$213	$207	$199
	Historical average	$191	$188	$184	$178	$172
	One standard deviation below historical average	$162	$159	$158	$151	$136

$50	One standard deviation above historical average	$205	$202	$199	$194	$187
	Historical average	$181	$178	$174	$169	$164
	One standard deviation below historical average	$156	$153	$151	$146	$134

The table is based on current information, expectations, and beliefs concerning future developments and their potential effects, and does not consider actions MarkWest management may take to mitigate exposure to changes.  Nor does the table consider the effects that such hypothetical adverse changes may have on overall economic activity.  Historical prices and correlations do not guarantee future results.

Although MarkWest believes the expectations reflected in this analysis are reasonable, MarkWest can give no assurance that such expectations will prove to be correct and readers are cautioned that projected performance, results, or distributions may not be achieved.  Actual changes in market prices, and the correlation between crude oil and NGL prices, may differ from the assumptions utilized in the analysis.  Actual results, performance, distributions, volumes, events, or transactions could vary significantly from those expressed, considered, or implied in this analysis.  All results, performance, distributions, volumes, events, or transactions are subject to a number of uncertainties and risks. Those uncertainties and risks may not be factored into or accounted for in this analysis.  Readers are urged to carefully review and consider the cautionary statements and disclosures made in MarkWest’s periodic reports filed with the SEC, specifically those under the heading “Risk Factors.”